EXHIBIT 10.1

                             STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT, dated as of June 1, 1998 (the "Agreement"), by and between Oak Tree Medical Systems, Inc., a Delaware corporation (the "Company"), and Progressive Planning and Associates, Inc. (the "Optionee").

         WHEREAS, in consideration for the extraordinary services rendered in connection with a proposed transaction which should add substantial value to the Company, the Company amended, effective as of the date hereof, the Consulting Agreement dated August 1997, to extend the duration of the consulting relationship with the Company until August 2002 and grant the Options pursuant to the terms and conditions set forth herein;

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the Company's best interests to grant the Optionee options to purchase common stock of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.       GRANT OF OPTIONS.

         1.1 The Company hereby grants to the Optionee options (the "Options") to purchase 500,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at an exercise price (the "Exercise Price") of $2.17 per share. The number and kind of shares issuable upon exercise of the Options and the Exercise Price shall be adjusted upon the occurrence of the events and in the manner provided in Article 3 of this Agreement.

         1.2 The Options shall vest and become exercisable six (6) months from the date hereof.

         1.3 To the extent not theretofore exercised, the Options shall terminate and expire at 5:00 p.m., New York time, ten years from the date hereof.

         1.4 The Company shall promptly file with the Securities and Exchange Commission a registration statement on Form S-8 registering the shares of Common Stock issuable upon the exercise of the Options by the Optionee and shall keep such registration statement effective for as long as any of the Options are outstanding.

2.       METHOD OF EXERCISE.

         The Options or any part thereof may be exercised only by the giving of written notice to the Company on such form and in such manner as the Board shall prescribe. Such written notice of exercise shall be accompanied by payment of the full purchase price of the number of shares being purchased. Such payment may be made by cash, certified check or check acceptable to the Company. The date of exercise (the "Exercise Date") of the Options shall be the date on which written notice of exercise is received by the Company, during normal business hours, at its address as provided in Article 5 of this Agreement. On the Exercise Date, the Optionee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares shall not then have been actually delivered to the Optionee. As soon as practicable after the Exercise Date, the Company shall issue and deliver to the Optionee a certificate or certificates for the number of shares issuable upon such exercise, registered in the name of the Optionee.


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3.       ADJUSTMENT OF SHARES.

         (a) If at any time while unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Agreement, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under this Agreement.

         (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate upon the consummation of sale, merger, consolidation or other corporate transaction.

         (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under this Agreement.

         (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Agreement shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

4.       NONASSIGNABILITY.

         Except as provided below, no options granted to the Optionee under this Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution or by qualified domestic relations orders (as defined in the Internal Revenue Code).

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         Unless otherwise restricted by law, the options granted to the Optionee under this Agreement may be transferred to the Optionee's immediate family members, any trust of which any member of the Optionee's immediate family is a beneficiary or a trustee, or any other form of business entity whose partners, members or stockholders consist of the Optionee and/or his immediate family. For purposes of this Article 4, the Optionee's "immediate family" includes his spouse, parents, children, brothers and sisters, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law, in each case whether adopted or natural.

5.       NOTICES.

         Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered personally or three (3) days after mailing, if mailed by registered or certified mail, return receipt requested; as to the Optionee, at the address set forth beneath his signature hereof, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein, and as to the Company, addressed to the Chief Executive Officer of the Company at Oak Tree Medical Systems, Inc., 163-03 Horace Harding Expressway, Flushing, New York 11365 or at such other address as the Company may hereafter designate to the Optionee by notice as herein provided.

6.       MISCELLANEOUS.

         6.1 AUTHORITY. This Agreement has been duly authorized on behalf of the Company by the Board. The Optionee represents that he is free to enter into this Agreement and that his entering into this Agreement does not violate any obligation that he has to any other person or legal entity.

         6.2 SEVERABILITY. In the event that any provision of this Agreement would be held to be invalid or unenforceable for any reason unless narrowed by construction, this Agreement shall be construed as if such invalid or unenforceable provision had been more narrowly drawn so as not to be invalid or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

         6.3 ENTIRE AGREEMENT. This Agreement set forth the entire understanding of the Company and the Optionee with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by both parties.

         6.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, heirs and personal representatives.

         6.5 GOVERNING LAW. This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of Florida without regard to choice of law provisions.

         6.6 ARBITRATION. With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement, the parties hereto each hereby submits to the exclusive, final and binding arbitration of the American Arbitration Association of New York, New York or Miami, Florida in accordance with their Commercial Arbitration Rules. Whether such arbitration shall be maintained in New York or Florida shall be the choice of the party instituting the arbitration proceeding. Judgment upon the award rendered by the arbitrator may be entered in any court of record of competent jurisdiction in any country, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow. In the event the Optionee is successful in pursuing any claim arising out of this Agreement, the Company shall pay all of the Optionee's attorneys' fees and costs, including the compensation and expense of the

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Arbitrator.  In all other cases, the expenses of arbitration will be borne among the parties as determined by the arbitrator.

         6.7 COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute a single original document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                OAK TREE MEDICAL SYSTEMS, INC.


                                By: /S/  HENRY DUBBIN
                                    ---------------------------------------
                                    Name:  Henry Dubbin
                                    Title: President


                                OPTIONEE:


                                PROGRESSIVE PLANNING AND ASSOCIATES, INC.


                                By:  /S/ LESLIE MUNSELL
                                    ---------------------------------------
                                    Name:  Leslie Munsell
                                    Title: President

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                                 FIRST AMENDMENT
                                       TO
                              CONSULTING AGREEMENT

         THIS FIRST AMENDMENT TO CONSULTING AGREEMENT, dated as of the 1st day of June, 1998 by and among Oak Tree Medical Systems, Inc., a Delaware corporation, having a principal place of business at 163-03 Horace Harding Expressway, Flushing, New York 11385 (the "Company"), and Burton Dubbin, residing at 21394 Marina Cove Road, Unit H-11, North Miami Beach, Florida 33180 ("Dubbin" and collectively the "Parties").

                                    RECITALS:

         1. Pursuant to that certain Consulting Agreement (the "Consulting Agreement") dated as of August, 1997, Dubbin resigned as an officer of the Company and became a consultant to the Company.

         2. In consideration for the extraordinary services rendered in connection with a proposed transaction which should add substantial value to the Company, the Parties desire that the Consulting Agreement be amended, upon the terms and conditions hereinafter set forth and Dubbin shall be granted options to purchase 500,000 shares of the Company's common stock pursuant to the terms set forth in that certain Stock Option Agreement, dated as of the date hereof, attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties hereto, it is agreed:

         1. RECITALS. The recitals set forth hereinabove are true and correct, and the Parties hereby confirm and incorporate same into this Amendment.

         2. DEFINED TERMS. All terms appearing herein with initial capital letters and that are not defined herein shall have the meanings ascribed to such terms in the Agreement.

         3. AMENDMENT OF SECTION 3(D). Section 3(d) of the Consulting Agreement is hereby deleted in its entirety and replaced by the following:

                  (d) The term of the Consultant's consulting services under this Agreement shall continue until August 31, 2002. Except as otherwise specifically provided in this Agreement, no termination of Consultant's consulting services hereunder shall affect the Company's other obligations under this Agreement, including without limitation, the Company's obligations under Sections 2, 5, and 7.

         4. AMENDMENT TO SECTION 4(A). Section 4(a) of the Consulting Agreement is hereby deleted in its entirety and replaced by the following:

                  (a) The Company shall pay Consultant a fee in the amount of twelve thousand five hundred dollars ($12,500.00) per month. Such fee shall be payable on or before the first day of each month, commencing in the month following the month in which this agreement is executed, and shall continue for through August, 2002.

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         5. ADDITION OF SECTION 4(F). The following is hereby added to section 4 of the Agreement.

                  (f) The Company shall grant Consultant options to purchase 500,000 shares of the Company's common stock on the terms and conditions set forth in the Stock Option Agreement, dated as of the date hereof, attached hereto as Exhibit A.

         6. AGREEMENT OTHERWISE UNCHANGED. Except as hereby amended, the Consulting Agreement shall remain unmodified and in full force and effect.

         7. CONFLICT WITH AGREEMENT. In the event that any one or more provisions of this Amendment or provisions of the Agreement as amended hereby shall conflict with any other provisions of the Agreement as amended hereby, the provisions set forth in this Amendment shall govern to the greatest extent possible.

         8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida without giving effect to choice of law provisions thereof.


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first above written.


                                      OAK TREE MEDICAL SYSTEMS, INC.


                                      By:  /S/ HENRY DUBBIN
                                               ------------------------------
                                               Henry Dubbin, President


                                      CONSULTANT:


                                           /S/ BURTON DUBBIN
                                               ------------------------------
                                               Burton Dubbin



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